Exhibit(a)(1)(iii)
THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.
Notice Of Guaranteed Delivery
for Tender of Shares of Common Stock,
Par Value $0.40 Per Share
of
ERIE FAMILY LIFE INSURANCE COMPANY
to
ERIE ACQUISITION INC.
which is wholly owned by
ERIE INDEMNITY COMPANY and ERIE INSURANCE EXCHANGE
(Not to be used for Signature Guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON WEDNESDAY, MAY 24, 2006 (“EXPIRATION DATE”), UNLESS THE OFFER IS EXTENDED.
     As set forth under The Tender Offer—Section 3 (“Procedures for Tendering Shares”) in the Offer to Purchase (as defined below), this form (or a facsimile hereof) must be used to accept the Offer (as defined in the Offer to Purchase) if (i) certificates representing shares of Common Stock, par value $0.40 per share (the “Shares”), of Erie Family Life Insurance Company, a Pennsylvania corporation (“EFL”) are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit certificates representing Shares and any other required documents to reach the Depositary (as defined in the Offer to Purchase) prior to the Expiration Date (as defined in the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand to the Depositary, or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a signature guarantee by an Eligible Institution (as defined in the Offer to Purchase) in the form set forth herein. See the guaranteed delivery procedures described under The Tender Offer—Section 3 (“Procedures for Tendering Shares”) in the Offer to Purchase.
The Depositary for the Offer is:

By Mail:	By Hand or Overnight Courier:

American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219	American Stock Transfer & Trust Company Attn: Reorganization Department 59 Maiden Lane Concourse Level New York, NY 10038

By Facsimile Transmission:	To Confirm Facsimile Transmissions:
(For Eligible Institutions Only) (718) 234-5001	(718) 921-8317 (For Confirmation Only)
For assistance call (877) 248-6417 or (718) 921-8317
     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.
     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:
     The undersigned hereby tenders to Erie Acquisition Inc., a Pennsylvania corporation (“the Purchaser”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 27, 2006 (the “Offer to Purchase”) and the related Letter of Transmittal (which terms and conditions, as amended or supplemented, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below pursuant to the guaranteed delivery procedures set forth in The Tender Offer—Section 3 (“Procedure for Tendering Shares”) in the Offer to Purchase.

Signature(s):

Name(s) of Record Holder(s):

Please Print Or Type Number of Shares:

Certificate Number(s) (If Available):

Dated:

Address(es):

(Include Zip Code)

Area Code and Telephone Number(s):

Taxpayer Identification or Social Security Number:

Check box if Shares will be tendered by Book-Entry Transfer: ☐

Account Number:

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

GUARANTY OF DELIVERY
(Not to be used for signature guarantee)
     The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program, the Stock Exchange Medallion Program or an “eligible guarantor institution” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby (a) represents that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (“Rule 14e-4”), (b) represents that such tender of Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Depositary either certificates representing the Share tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Share into the Depositary’s accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase), and any other required documents, within three New York Stock Exchange, Inc. trading days after the date hereof.

Name of Firm:

(Authorized Signature)

(Number and Street or P.O. Box)	Name:

(Please Type or Print)

(City) (State) (Zip Code)	Title:

Tel. No.:	Date:

Fax No.:

DO NOT SEND CERTIFICATES FOR THE SHARES WITH THIS NOTICE.
CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.